Exhibit D



                              SETTLEMENT AGREEMENT
                          WITH VICTORIA HOLDINGS, INC.


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                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT is made as of this 9th day of April 1999, by and between Computer Marketplace, Inc., a Delaware corporation (the "Company") and VICTORIA HOLDINGS, INC. ("Victoria Holdings").

         WHEREAS, in December 1996 the Company issued an Option to Purchase 1,000,000 shares of the Company's common stock, par value $.0001 per share (the "Option"); and

         WHEREAS, the parties desire to fully and finally terminate and cancel all controversies, disputes, claims, debts, obligations and matters of whatever nature existing between them, or which may heretofore have arisen between Victoria Holdings, the Company and Medical Marketplace; and

         WHEREAS, this Agreement is executed in compromise and settlement of potential claims brought by Victoria Holdings against the Company in order to avoid the continued uncertainty, expense and inconvenience of potential litigation.

         NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

         1. ISSUANCE OF THE COMPANY SHARES; FORFEIT OF OPTION; REGISTRATION RIGHTS.

         1.1 Subject to and on the terms and conditions hereof, in reliance on the representations and warranties contained herein, (i) the Company agrees to issue on the Closing Date (as hereinafter defined) to Victoria Holdings 250,000 shares of the Company's unregistered common stock, par value $.0001 per share (the "Company Shares"), and (ii) Victoria Holdings shall deliver to the Company for cancellation the Option.

         1.2 The Company agrees to include the Company Shares in the first registration statement filed with the Securities and Exchange Commission following the Closing Date, other than registration statements filed on Forms S-4, S-8 ("Registration Statement"), at no cost or expense to Investors (other than such Investor's legal fees). In the event that the offering covered by the Registration Statement is underwritten by a registered broker/dealer (the "Underwriter"), and such Underwriter informs the Company in writing that the inclusion of the Company Shares in the Registration Statement will result in the inability to effect the Registration Statement or qualify the Registration Statement in one or more states which the Underwriter, in its sole discretion, deems necessary for such offering to proceed, the Investor shall agree to withhold some or all of the Company Shares from registration in accordance with the instructions of such Underwriter. In such event, the Company shall file not more than one registration statement with the Securities and Exchange Commission for the purpose of registering the Company Shares as soon as practicable after the closing date of such offering at no cost or expense to the Investor.

         2. GENERAL RELEASE OF THE COMPANY. Victoria Holdings, and each of its affiliates, as Releasors, hereby and forever discharge the Company, and its affiliates, and their respective heirs, executors, administrators, successors,

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assigns, officers, directors, counsel and stockholders, as Releasees, from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extent, executions, claims, and demands whatsoever, in law, admiralty or equity, which they, and their heirs, executors, administrators, successors and assigns may ever have had or may then have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the Closing Date.

         3.       CLOSING.

         3.1 The closing of the transactions provided for herein (hereinafter referred to as the "Closing") shall be held at the offices of the Company's legal counsel on the date hereof.

         3.2      At the Closing:

                  (a) Victoria Holdings shall deliver to the Company (i) an executed copy of this Agreement, (ii) an executed proxy and (iii) the Option;

                  (b) the Company shall deliver to Victoria Holdings (i) an executed copy of this Agreement and (ii) certificates evidencing the number of Company Shares.

         4. REPRESENTATIONS AND WARRANTIES OF VICTORIA HOLDINGS. Victoria Holdings represents and warrants to the Company and Medical Marketplace that the following are true and correct as at the date hereof:

                  (a) Victoria Holdings is the sole owners of, and has good and marketable title to, the Option, free and clear of any and all liens, pledges, charges, encumbrances, options or claims whether or not of record and have the absolute and unrestricted right and power, authority and capacity to consummate the transactions contemplated hereby.

                  (b) Victoria Holdings has the full power and authority to execute, deliver and perform this Agreement. Victoria Holdings is not a party to any agreement, contract or understanding pursuant to which Victoria Holdings is or may be obligated to sell the Company Shares, and none of the terms, conditions and provisions hereof conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation of any agreement, corporate charter or by-law to which Victoria Holdings is a party.

                  (c) Victoria Holdings is acquiring the Company Shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Victoria Holdings has no present intention of selling, granting any participation in, or otherwise distributing the same. Victoria Holdings further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person or to any third person, with respect to any of the Company Shares.

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                  (d)     Victoria Holdings understands that the Company Shares
         are not registered under the Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Seller's representations set forth herein. Victoria Holdings is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

                  (e) Victoria Holdings acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of owning the Company Shares.

                  (f) Victoria Holdings has carefully reviewed such information as Victoria Holdings deemed necessary to evaluate the Company Shares. To the full satisfaction of Victoria Holdings, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and Victoria Holdings has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to Victoria Holdings. Further, the Investor understands that the Company is presently exploring opportunities to acquire one or more entities engaged in business on the world wide web.

                  (g) Victoria Holdings understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. Such Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

                  (h) Victoria Holdings acknowledges and understands that certificates for the Company Shares to be issued and delivered to them hereunder will bear substantially the following legend:

                  "The securities represented by this Certificate have been acquired without registration under the Securities Act of 1933, as amended. No transfer, sale or distribution of these securities or any interest therein may be made except under an effective registration statement under said Act covering such securities unless the Corporation has received an opinion of counsel satisfactory to it that such transfer or sale does not require registration under said Act."


         5. ENTIRE AGREEMENT. This Agreement and any document referred to herein constitutes the entire Agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral warranties,

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representations, inducements, understandings, commitments, agreements or contracts. No amendment to or modification of the terms or conditions hereof shall be binding unless it is in writing and signed by the party against whom the amendment or modification is charged.

         6. NO ADMISSIONS. This Agreement effects the settlement of potential claims which are denied, disputed and contested, and nothing contained herein shall be construed as an admission of wrongdoing by any party hereto or as an admission of any liability of any kind to any other party. Each of the Parties hereto denies any liability in connection with any potential claim and intends merely to avoid the uncertainties of litigation and to buy its peace.

         7. LEGAL ADVICE. The Parties hereto received independent legal advice from their attorneys with respect to the advisability of making this Agreement.

         8. INVESTIGATION. The Parties hereto have made such investigation of the facts pertaining to this settlement and this Agreement, and of all the matters pertaining thereto, as they deem necessary.

         9. AFTER-ACQUIRED FACTS. The Parties hereto are aware that they may hereafter discover or become aware of facts, circumstances, or interpretations thereof in addition to or different from those they now know or believe to be true with respect to the subject matter hereof. Nevertheless, it is their intention fully, finally, and forever to settle and release all matters, claims, and disputes which do now exist, heretofore have existed, or may hereafter arise between them and any or all of the released parties with respect to the subject matter of this Agreement, except as provided herein. In furtherance of this intention, the releases given in this Agreement shall be and remain in effect as a full and complete release of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto, except as provided herein.

         10. CORPORATE AND PARTNERSHIP AUTHORIZATION. Each corporate and partnership party to this Agreement represents and warrants that (a) all corporate or partnership action necessary for the execution, delivery and performance of this Agreement has been taken and this Agreement constitutes the valid, binding and enforceable agreement of such party, (b) neither the execution or delivery of this Agreement nor the performance of its terms will violate its certificate or articles of incorporation or by-laws or partnership agreement or any agreement to which such party is a party.

         11. GOVERNANCE OF DELAWARE LAW. The laws of the State of Delaware applicable to contracts made and fully to be performed therein shall govern the validity, construction, performance, and effect of this Agreement, although without regard to any choice of law provisions thereof or principles of conflicts of law as might otherwise be applied by courts applying Delaware law.

         12. NON-ASSIGNABILITY OF AGREEMENT. This Agreement may not be assigned by any party without the prior written consent of all other parties.

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         13.      NO PRESUMPTION AGAINST ANY PARTY AS DRAFTER. This Agreement
represents the joint product of each of the parties after fully informed and vigorous arms length negotiation and no presumption may drawn against any party as the putative drafter of the Agreement.

         14. EXCLUSION OF THIRD-PARTY BENEFICIARIES. The provisions of this Agreement are not intended to and shall not be deemed to confer any rights or to inure to the benefit of any third-party directly or indirectly, extent as otherwise set forth herein.

         15. BINDING ON SUCCESSORS AND OTHERS. This Agreement and the covenants and conditions contained herein shall apply to, be binding upon and inure to the administrators, executors, conservators, trustees, legal representatives, assignees, successors, agents and assigns of the Parties.

         16. FEES AND COSTS. The Parties agree to bear their own costs and attorneys' fees incurred with respect to the preparation and negotiation of this Agreement and the settlement herein contained.

         17. ATTORNEYS' FEES. In the event any party brings a claims arising from or relating to this Agreement, the "prevailing party" shall be entitled to recover all its reasonable attorneys' fees and costs incurred as a result of such a claim as costs of suit or as damages.

         18. FURTHER DOCUMENTS. The Parties shall execute and deliver all documents and perform all further acts that may be reasonably necessary to effectuate the provisions of this Agreement.

         19. MEANING OF TERMS. When necessary herein, all terms used in the singular shall apply to the plural, and vice versa, and all terms used in the masculine shall apply to the neuter and feminine genders, and vice versa. The headings of paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

         20. COUNTERPARTS. Each party to this Agreement may sign a copy of this Agreement and each such executed copy shall have the same force and effect as if each party had signed the original.

         21. NOTICES. Any notices under this Agreement shall be personally served and/or mailed and/or transmitted via facsimile to the Parties and their counsel as follows:

         If to the Company or Medical Marketplace:   L. Wayne Kiley
                                                     President
                                                     Computer Marketplace, Inc.
                                                     1171 Railroad Street
                                                     Corona, CA  91720
                                                     Telephone:  (909) 735-0452
                                                     Facsimile:  (909) 735-2102

         If to Victoria Holdings:                    Elliot Loewenstern
                                                     6700 N. Andrews Avenue
                                                     Suite 500
                                                     Ft. Lauderdale, FL  33309

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                  IN WITNESS  WHEREOF,  the parties have hereunto  executed this
Agreement as of the date set forth above.


                                     COMPUTER MARKETPLACE, INC.

                                     By:  /s/ L. WAYNE KILEY
                                          --------------------------------------
                                     Name:    L. Wayne Kiley
                                     Title:   President


                                     VICTORIA HOLDINGS, INC.


                                     By:
                                          --------------------------------------
                                     Name:
                                     Title:

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